Exhibit 99.1

www.republicbancorp.com	Nasdaq: RBNC

FOR FURTHER INFORMATION:

Thomas F. Menacher	Kristine D. Brenner
Exec.V.P., Treasurer & CFO	Director of Investor Relations
tmenacher@republicbancorp.com	kbrenner@republicbancorp.com
(989) 725-7337	(989) 725-7337

REPUBLIC BANCORP REPORTS RECORD
THIRD QUARTER RESULTS

Third Quarter Highlights Include:

•	Record net income of $17.2 million, up 9%

•	Earnings per share of $.27, up 8%

•	Return on equity of 17.45%

•	Strong annualized consumer loan growth of 27%

•	Net charge-off ratio of only 11 basis points

ANN ARBOR, Michigan—October 13, 2004—Republic Bancorp Inc., (Nasdaq: RBNC), today announced record net income for the quarter ended September 30, 2004 of $17,213,000, an increase of 9% over net income of $15,790,000 earned for the third quarter in 2003. Diluted earnings per share were $.27, up 8% from $.25 earned in 2003. Net income generated annualized returns of 1.20% on average assets and 17.45% on average shareholders’ equity for the third quarter of 2004.

Net income for the nine months ended September 30, 2004 was $49,880,000, compared to net income of $46,101,000 earned for the same period in 2003. For the nine month period ending September 30, 2004, diluted earnings per share were $.77, an increase of 7% over the $.72 earned in 2003. Annualized returns on average assets and average shareholders’ equity for the first nine months of 2004 were 1.19% and 17.24%, respectively.

“We are very pleased to report another record quarter for the Company,” commented Dana M. Cluckey, President and Chief Executive Officer. “Total assets continued to grow during the quarter, reaching $5.8 billion, driven by strong growth in the consumer and residential loan portfolios. Our higher level of earnings was due to the growth in both earning assets and net interest margin, resulting in a 7% increase in net interest income during the quarter. Also, the Company continues to keep tight control over expenses, with an efficiency ratio of 48% for the quarter, significantly better than our peer group,” added Mr. Cluckey.

“In addition, we recently announced the Company was again named to Working Mother Magazine’s list of ‘100 Best Companies for Working Mothers’. We are proud to be recognized with this honor for four years in a row. By providing flexible solutions to our employees to facilitate their balance of work and home life, our employees are more focused in providing customer service which exceeds expectations. Our outstanding results for the quarter reflect the distinctive personal services provided by our employees,” added Mr. Cluckey.

Results for the third quarter of 2004 reflect strong performance from the Company’s three business lines.

Retail Banking

•	Retail banking results were very strong during the quarter. The direct consumer loan portfolio, primarily home equity loans, grew $45 million, or 27% annualized over June 30, 2004.

Commercial Banking

•	SBA closings for the quarter were $12 million, up 27% from the third quarter of 2003. For the nine months ended September 30, 2004, SBA closings were $40 million, up 30% from 2003.

Mortgage Banking

•	During the third quarter of 2004, the Company originated $469 million in single-family residential mortgages. At September 30, 2004, the Company’s mortgage loan pipeline of applications in process was $470 million.

Income Statement

Net interest income increased $2.3 million, or 6%, for the quarter ended September 30, 2004 compared to the third quarter of 2003 and increased $2.5 million, or 7%, over the second quarter of 2004. These increases are primarily the result of a 14% increase in average earning assets for the third quarter of 2004 compared to the third quarter of 2003 and a 3% increase in average earning assets over the quarter ended June 30, 2004. In addition, the Company’s net interest margin for the quarter ended September 30, 2004 was 2.85%, an increase of 10 basis points over the second quarter of 2004.

Total noninterest income, excluding mortgage banking income, increased $708,000, or 13%, for the quarter ended September 30, 2004 compared to the third quarter of 2003. The increase was primarily due to higher levels of gain on sale of SBA loans. Excluding mortgage banking income, total noninterest income for the quarter ended September 30, 2004 increased $339,000, or 6%, compared to the second quarter of 2004. The increase was also due primarily to higher levels of gain on sale of SBA loans.

Total noninterest expense decreased $3.9 million, or 14% for the quarter ended September 30, 2004 compared to the third quarter of 2003. The decrease was primarily a result of a decrease of $1.8 million in salaries and employee benefits related to incentives, temporary services, employee benefits and payroll taxes reflecting significantly lower residential mortgage closing volume for 2004 compared to 2003. The decrease in other noninterest expense of $2.0 million related to decreases in state income taxes, advertising and other expenses. Total noninterest expenses for the quarter ended September 30, 2004 were down slightly from the quarter ended June 30, 2004.

Asset Quality and Capital

The Company’s asset quality remains very sound. Total non-performing assets decreased $271,000, or 1%, from June 30, 2004. Net charge-offs to total average loans were only 11 basis points for the quarter ended September 30, 2004 and remain substantially below the Company’s peer group. The Company’s allowance for loan losses to loans, excluding residential real estate mortgages, was 1.94% at September 30, 2004.

During the third quarter of 2004, the Company repurchased 190,000 shares at an average price of $14.62 per share under the 2003 Stock Repurchase Program. The 2003 Stock Repurchase Program allows for the repurchase of up to 2,200,000 shares of which 1,953,000 shares are available for repurchase at September 30, 2004.

The Company’s capital ratios continue to be well in excess of the requirements for a well-capitalized bank. At September 30, 2004, the Company’s total risk-based capital ratio was a strong 12.82% and the Tier 1 leverage ratio was 7.80%.

About the Company

Republic Bancorp Inc., with $5.8 billion in assets, is the third largest bank holding company headquartered in Michigan and the 78th largest bank holding company in the country. Its subsidiary, Republic Bank, serves customers in Michigan, Ohio and Indiana with 93 retail, commercial and mortgage banking offices and 89 ATMs. The Company is the #1 Small Business Administration bank lender based in Michigan for the 10th consecutive year and one of the Midwest’s top retail mortgage lenders. In 2004, Republic was named as the 5th Best Company to Work For by FORTUNE magazine (marking the fourth year on FORTUNE’s “100 Best Companies to Work For”) and named to Working Mother magazine’s list of “100 Best Companies for Working Mothers” for four years in a row.

Information about Republic Bancorp’s financial results and its products and services, including on-line mortgage applications and its Internet banking system, ExpressNet, can be accessed at www.republicbancorp.com.

Cash Dividend

The Company currently pays an annual cash dividend of $.44 per share, which represents an annual yield of approximately 2.8% based on the Company’s current stock price.

Safe Harbor Statement

As with any statements other than those reflecting historical facts, forward-looking statements contained in this announcement involve risk, and, as such, future financial performance may differ from current expectations due to a variety of marketplace factors. These factors include, without limitation, those disclosed in Republic Bancorp’s most recent filings on Form 10-K and Form 10-Q with the Securities and Exchange Commission.

REPUBLIC BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	Sept. 30,	June 30,	Dec. 31,	Sept. 30,
	2004	2004	2003	2003
	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS
Cash and cash equivalents	$61,070	$60,868	$63,858	$76,566
Mortgage loans held for sale	153,875	54,836	135,360	391,369
Securities available for sale	682,343	754,632	607,450	459,933
Securities held to maturity (at cost)	231,286	240,081	156,555	—
Loans	4,432,060	4,356,280	4,157,514	3,999,974
Less allowance for loan losses	(44,167)	(43,086)	(40,271)	(39,212)

Net loans	4,387,893	4,313,194	4,117,243	3,960,762

Federal Home Loan Bank stock (at cost)	80,508	80,503	80,500	80,502
Premises and equipment	26,868	27,400	26,928	26,564
Bank owned life insurance	111,883	110,813	108,330	106,858
Other assets	66,784	69,166	57,464	57,771

Total assets	$5,802,510	$5,711,493	$5,353,688	$5,160,325

LIABILITIES
Noninterest-bearing deposits	$283,813	$294,355	$256,265	$287,640
Interest-bearing deposits:
NOW accounts	201,437	189,904	184,217	183,195
Savings and money market accounts	1,049,146	1,065,516	1,054,857	1,110,161
Certificates of deposit under $100,000	666,538	665,841	678,758	692,713
Certificates of deposit $100,000 or greater	769,141	608,565	641,172	648,212

Total interest-bearing deposits	2,686,262	2,529,826	2,559,004	2,634,281

Total deposits	2,970,075	2,824,181	2,815,269	2,921,921

Federal funds purchased and other short-term borrowings	533,841	595,147	491,245	483,136
Short-term FHLB advances	403,000	391,000	280,000	250,000
Long-term FHLB advances and reverse repurchase agreements	1,388,052	1,411,003	1,286,726	1,026,529
Accrued expenses and other liabilities	55,149	58,209	61,028	73,437
Long-term debt	50,000	50,000	50,000	50,000

Total liabilities	5,400,117	5,329,540	4,984,268	4,805,023
SHAREHOLDERS’ EQUITY
Preferred stock, $25 stated value: $2.25 cumulative and convertible; 5,000,000 shares authorized, none issued and outstanding	—	—	—	—
Common stock, $5 par value, 75,000,000 shares authorized; 64,012,000, 64,035,000, 63,527,000, and 63,170,000 issued and outstanding, respectively	320,058	320,177	317,633	287,133
Capital surplus	52,367	53,709	50,358	37,953
Unearned compensation — restricted stock	(3,674)	(4,197)	(1,666)	(2,058)
Retained earnings	34,580	24,414	3,893	35,274
Accumulated other comprehensive loss	(938)	(12,150)	(798)	(3,000)

Total shareholders’ equity	402,393	381,953	369,420	355,302

Total liabilities and shareholders’ equity	$5,802,510	$5,711,493	$5,353,688	$5,160,325

REPUBLIC BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Interest Income
Loans, including fees	$61,342	$62,004	$176,636	187,884
Investment securities and FHLB stock dividends	10,949	4,556	31,466	11,268

Total interest income	72,291	66,560	208,102	199,152

Interest Expense
Deposits	13,024	13,172	38,728	43,098
Short-term borrowings	3,946	2,365	8,283	5,872
Long-term FHLB advances and reverse repurchase agreements	15,546	13,538	47,090	40,118
Long-term debt	1,075	1,075	3,225	3,264

Total interest expense	33,591	30,150	97,326	92,352

Net interest income	38,700	36,410	110,776	106,800
Provision for loan losses	2,250	3,000	6,750	9,000

Net interest income after provision for loan losses	36,450	33,410	104,026	97,800

Noninterest Income
Service charges	2,971	2,972	8,673	8,359
Mortgage banking income	4,558	10,567	16,298	30,758
Gain on sale of securities	602	619	1,964	1,499
Gain on sale of SBA loans	1,400	19	2,586	310
Income from bank owned life insurance	1,070	1,432	3,553	4,047
Other noninterest income	248	541	1,107	1,535

Total noninterest income	10,849	16,150	34,181	46,508

Noninterest Expense
Salaries and employee benefits	14,033	15,847	39,957	46,302
Occupancy expense of premises	2,564	2,542	7,659	7,681
Equipment expense	1,672	1,752	4,998	5,178
Other noninterest expense	5,079	7,106	15,135	19,169

Total noninterest expense	23,348	27,247	67,749	78,330

Income before income taxes	23,951	22,313	70,458	65,978
Provision for income taxes	6,738	6,523	20,578	19,877

Net income	$17,213	$15,790	$49,880	$46,101

Basic earnings per share	$.27	$.25	$.78	$.73

Diluted earnings per share	$.27	$.25	$.77	$.72

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands, except operating data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Operating Data (in millions):
Residential mortgage loan closings:
Fixed rate	$224	$949	$764	$2,866
Adjustable rate	245	268	749	649

Total residential mortgage loan closings	$469	$1,217	$1,513	$3,515

Conventional loans	$285	$920	$921	$2,720
Government loans	51	75	146	204
Jumbo and other loans	133	222	446	591

Total residential mortgage loan closings	$469	$1,217	$1,513	$3,515

Refinances (percent of total)	28%	64%	40%	70%
Performance Ratios (annualized for the quarter):
Return on average assets	1.20%	1.24%	1.19%	1.26%
Return on average equity	17.45%	17.95%	17.24%	17.77%
Net interest margin	2.85%	3.06%	2.81%	3.11%
Efficiency ratio (1)	47.70%	52.46%	47.38%	51.60%
Per Common Share Data:
Average common shares outstanding – diluted	64,857	64,085	64,748	64,111
Cash dividends declared	$.11	$.086	$.30	$.241
Book value	$6.29	$5.62	$6.29	$5.62
Tangible book value	$6.21	$5.53	$6.21	$5.53

	Sept. 30,	June 30,	Dec. 31,	Sept. 30,
	2004	2004	2003	2003
Capital Ratios:
Shareholders’ equity to assets	6.93%	6.69%	6.90%	6.89%
Tier 1 risk-based capital	11.67%	11.77%	11.72%	11.57%
Total risk-based capital	12.82%	12.92%	12.85%	12.70%
Tier 1 leverage	7.80%	7.82%	8.04%	7.90%

(1)	Includes total noninterest expense, divided by total revenue, excluding gain on sale of securities.

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands)

	Three Months Ended			Three Months Ended
	September 30, 2004			September 30, 2003
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Average Assets:
Short-term investments	$311	$1	1.54%	$149	$—	0.39%
Mortgage loans held for sale	111,891	1,644	5.88	473,378	6,537	5.52
Securities available for sale	745,826	8,433	4.49	379,558	4,793	5.01
Securities held to maturity	235,899	2,645	4.48	—	—	—
Portfolio loans:
Commercial loans	1,544,194	22,075	5.59	1,471,587	21,738	5.78
Residential real estate mortgage loans	2,151,496	28,253	5.25	1,888,933	25,273	5.35
Installment loans	692,354	9,370	5.37	589,833	8,456	5.69

Total loans, net of unearned income	4,388,044	59,698	5.39	3,950,353	55,467	5.56
FHLB stock	80,701	913	4.49	80,270	800	3.95

Total interest-earning assets	5,562,672	73,334	5.23	4,883,708	67,597	5.49
Allowance for loan losses	(43,760)			(39,003)
Cash and due from banks	53,699			70,792
Other assets	181,698			179,037

Total assets	$5,754,309			$5,094,534

Average Liabilities and Shareholders’ Equity
Interest-bearing demand deposits	$194,630	$151	0.31%	$183,522	$123	0.27%
Savings and money market accounts	1,044,979	3,282	1.25	1,017,166	3,131	1.22
Time deposits	1,362,543	9,591	2.79	1,344,575	9,918	2.93

Total interest-bearing deposits	2,602,152	13,024	1.99	2,545,263	13,172	2.05
Short-term borrowings	1,006,053	3,946	1.54	788,292	2,365	1.18
Long-term FHLB advances and reverse repurchase agreements	1,391,268	15,546	4.37	1,029,274	13,538	5.15
Long-term debt	50,000	1,075	8.60	50,000	1,075	8.60

Total interest-bearing liabilities	5,049,473	33,591	2.62	4,412,829	30,150	2.69

Noninterest-bearing deposits	282,032			284,685
Other liabilities	28,135			45,199

Total liabilities	5,359,640			4,742,713
Shareholders’ equity	394,669			351,821

Total liabilities and shareholders’ equity	$5,754,309			$5,094,534

Net interest income/rate spread (FTE)		$39,743	2.61%		$37,447	2.80%

FTE adjustment		$1,043			$1,037

Impact of noninterest-bearing sources of funds			0.24%			0.26%

Net interest margin (FTE)			2.85%			3.06%

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands)

	Nine Months Ended			Nine Months Ended
	September 30, 2004			September 30, 2003
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Average Assets:
Short-term investments	$550	$4	0.89%	$237	$2	0.94%
Mortgage loans held for sale	110,790	4,771	5.74	427,742	18,053	5.63
Securities available for sale	721,577	24,234	4.47	280,178	10,511	5.02
Securities held to maturity	220,505	7,469	4.52	—	—	—
Portfolio loans:
Commercial loans	1,538,357	64,399	5.50	1,471,271	67,629	6.06
Residential real estate mortgage loans	2,064,937	81,023	5.23	1,819,917	75,801	5.55
Installment loans	659,483	26,443	5.34	586,811	26,401	6.02

Total loans, net of unearned income	4,262,777	171,865	5.35	3,877,999	169,831	5.82
FHLB stock	80,718	2,822	4.66	79,346	2,955	4.98

Total interest-earning assets	5,396,917	211,165	5.19	4,665,502	201,352	5.74
Allowance for loan losses	(42,434)			(37,842)
Cash and due from banks	54,001			66,763
Other assets	187,038			169,455

Total assets	$5,595,522			$4,863,878

Average Liabilities and Shareholders’ Equity
Interest-bearing demand deposits	$189,920	$406	0.28%	$179,993	$471	0.35%
Savings and money market accounts	1,047,646	9,938	1.26	967,147	10,163	1.40
Time deposits	1,348,229	28,384	2.80	1,401,159	32,464	3.10

Total interest-bearing deposits	2,585,795	38,728	2.00	2,548,299	43,098	2.26
Short-term borrowings	863,100	8,283	1.26	590,738	5,872	1.31
Long-term FHLB advances and reverse repurchase agreements	1,402,809	47,090	4.41	1,017,857	40,118	5.20
Long-term debt	50,000	3,225	8.60	50,750	3,264	8.58

Total interest-bearing liabilities	4,901,704	97,326	2.62	4,207,644	92,352	2.91

Noninterest-bearing deposits	273,396			269,911
Other liabilities	34,627			40,341

Total liabilities	5,209,727			4,517,896
Shareholders’ equity	385,795			345,982

Total liabilities and shareholders’ equity	$5,595,522			$4,863,878

Net interest income/Rate spread (FTE)		$113,839	2.57%		$109,000	2.83%

FTE adjustment		$3,063			$2,200

Impact of noninterest-bearing sources of funds			0.24%			0.28%

Net interest margin (FTE)			2.81%			3.11%

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands)

	Sept. 30,	June 30,	Dec. 31,	Sept. 30,
	2004	2004	2003	2003
Portfolio Loan Summary:
Commercial loans:
Commercial and industrial	$37,712	$40,292	$38,319	$41,668
Commercial real estate mortgage	1,517,746	1,512,948	1,482,814	1,432,260

Total commercial loans	1,555,458	1,553,240	1,521,133	1,473,928
Residential real estate mortgages	2,160,835	2,130,310	2,014,809	1,929,312
Installment loans (1)	715,767	672,730	621,572	596,734

Total portfolio loans	$4,432,060	$4,356,280	$4,157,514	$3,999,974

Non-performing assets:
Non-accrual loans:
Commercial	$23,456	$22,889	$27,666	$23,699
Residential real estate mortgage	10,330	11,476	11,181	11,456
Installment	1,071	1,070	873	1,241

Total non-accrual loans	34,857	35,435	39,720	36,396
Restructured loans	—	—	—	—
Other real estate owned	4,161	3,854	2,718	3,219

Total non-performing assets	$39,018	$39,289	$42,438	$39,615

Allowance for Loan Losses (for the quarter):
Balance at beginning of period	$43,086	$41,556	$39,212	$38,269
Loans charged off:
Commercial	1,279	1,131	1,618	1,816
Residential real estate mortgage	227	391	54	169
Installment	327	397	669	516

Total charge-offs	1,833	1,919	2,341	2,501

Recoveries:
Commercial	410	1,235	263	250
Residential real estate mortgage	32	—	—	—
Installment	222	214	137	194

Total recoveries	664	1,449	400	444

Net charge-offs	1,169	470	1,941	2,057
Provision charged to expense	2,250	2,000	3,000	3,000

Balance at end of period	$44,167	$43,086	$40,271	$39,212

(1)	Includes indirect installment loan balances at September 30, 2004, June 30, 2004, December 31, 2003 and September 30, 2003 of $6.2 million, $7.9 million, $13.4 million and $17.1 million, respectively.

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA

Sept. 30,	June 30,	Dec. 31,	Sept. 30,
2004	2004	2003	2003
Asset Quality Ratios:
Non-performing assets to loans and other real estate owned	.88%	.90%	1.02%	.99%
Non-performing assets to total assets	.67%	.69%	.79%	.77%
Allowance for loan losses to non-performing loans	126.71%	121.59%	101.39%	107.74%
Allowance for loan losses to loans	1.00%	.99%	.97%	.98%
Allowance for loan losses to loans (excluding residential real estate mortgages)	1.94%	1.94%	1.88%	1.89%
Net charge-offs to average loans: (1)
Commercial loans	.23%	(.03%)	.36%	.43%
Residential real estate mortgage loans	.04%	.08%	.01%	.04%
Installment loans	.06%	.11%	.35%	.22%

Total loans	.11%	.04%	.19%	.21%

Earnings coverage of net charge-offs (2)	21.90	x	52.47	x	11.83	x	12.00	x

(1) Quarter-to-date, annualized.

(2) Operating earnings before taxes plus the provision for loan losses divided by net charge-offs.